Exhibit 99.1

DayStar Technologies Announces Management Change and Workforce Reduction

Santa Clara, Calif., May 13, 2009 – DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, today announced that at the request of the Board of Directors, Stephan J. DeLuca resigned from his roles as Chief Executive Officer and director of DayStar effective May 12, 2009. DayStar also announced the appointment of Robert G. Aldrich, Chairman of the Board of Directors of DayStar, to the additional position of Chief Executive Officer of the Company, effective May 12, 2009. DayStar also announced plans to implement a reduction of approximately 30 percent of its workforce. The reduction is expected to be completed in the second quarter.

“We are grateful for Dr. DeLuca’s efforts over the past few years as the company achieved many key technical and operational milestones,” stated Dr. Aldrich. “We wish Dr. DeLuca the very best in his future endeavors.”

“I am excited about the opportunity to lead DayStar’s senior management team as we continue our efforts to build-out our initial manufacturing line and commence commercial shipments of our product. “I believe that our senior management team, including Ratson Morad, President and Chief Operating Officer, Bob Weiss, Chief Technology Officer, Bill Steckel, Chief Financial Officer and Patrick Forkin VP – Corporate Development are committed and well qualified to accomplish our objectives,” stated Dr. Aldrich.

“We continue to face a challenging operating environment that requires us to make difficult decisions,” said Dr. Aldrich. “We believe the workforce reduction announced today, coupled with our ongoing focus on expense control, will help us accomplish our objectives and conserve cash.”

Dr. Aldrich was appointed DayStar’s Chairman of the Board in September 2008. He joined DayStar as a director in October 2003. Since 1995, Dr. Aldrich has provided executive and consulting assistance to identify and develop business opportunities arising from globalization, technology, environmental quality, and energy deregulation.

Dr. Aldrich served from 1992 to 1995 as Group Vice President, Electric Power Research Institute (EPRI). From 1990 to 1992, he was a director of Ramtron, a public company developing non-volatile memory chips. Prior experience includes executive positions with Alcan Aluminum Corporation, Niagara Mohawk Power Corporation, and Syracuse Research Corporation. Dr. Aldrich holds a Ph.D. in Solid State Science and Technology from Syracuse University and a Bachelor in Metallurgical Engineering from Rensselaer Polytechnic Institute.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development, manufacturing and marketing of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s efforts to build-out its manufacturing line and commercialize its products, and impact of the planned reduction in force. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar’s annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended March 31, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

William S. Steckel	Patrick J. Forkin III
Chief Financial Officer	Vice President – Corporate Development
408/582.7100	408/907.4633
investor@daystartech.com	investor@daystartech.com